UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2008
Commission file number: 333-144239
Tropicana Entertainment, LLC
Tropicana Finance Corp.
CP Laughlin Realty, LLC
Columbia Properties Vicksburg, LLC
JMBS Casino LLC
(Exact name of Registrant as Specified in its Charter)

Delaware Delaware Delaware Mississippi Mississippi (State or Other Jurisdiction of Incorporation or Organization)	20-5319263 20-5654040 20-0109621 38-3680199 01-0586282 (I.R.S. Employer Identification Number)
740 Centre View Blvd., Crestview Hills, Kentucky 41017
(Address of Principal Executive Offices, including Zip Code)
(859) 669-1500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
As previously disclosed in a Form 8-K dated April 16, 2008, Tropicana Entertainment, LLC (the “Company”), Tropicana Finance Corp. (“Tropicana Finance”), CP Laughlin Realty, LLC, Columbia Properties Vicksburg, LLC and certain officers of the Company entered into a Forbearance Agreement, Consent and Waiver (the “Indenture Forbearance Agreement”) dated as of April 11, 2008, with the Noteholders (as defined therein) and Wilmington Trust Company (“WTC”), as successor Trustee under the Indenture, dated as of December 28, 2006 (as amended from time to time, the “Indenture”), entered into by and among Tropicana Entertainment, Tropicana Finance and U.S. Bank National Association. The Indenture Forbearance Agreement was entered into to, among other things, enable the parties thereto to explore a consensual restructuring of the obligations owing under the Indenture.
Effective April 30, 2008, the parties to the Indenture Forbearance Agreement entered into Amendment No. 1 to the Indenture Forbearance Agreement (“Amendment No. 1”). Pursuant to the terms of Amendment No. 1, the terms of the Indenture Forbearance Agreement will remain in effect until the earliest to occur of (i) May 15, 2008, (ii) the failure of the Company to pay a forbearance fee of up to $3 million by 11:59 p.m. New York City time of May 5, 2008, (iii) the acceleration of the maturity of any obligations under the Credit Agreement (as defined in the Indenture Forbearance Agreement) between the Company and Credit Suisse, as Administrative Agent, under the Credit Agreement or the occurrence of a Default (as defined therein) under the Credit Agreement or the Bank Forbearance Agreement (as defined in the Indenture Forbearance Agreement) (in either case, except any Default resulting from the failure to pay interest due and payable under the Credit Agreement on April 30, 2008 and other than the Specified Defaults (as defined in the Bank Forbearance Agreement), but only until 11:59 p.m. New York City time on May 5, 2008), that is not timely cured or the subject of a forbearance agreement and (iv) certain other specified termination events.
Although the Company intends to pursue in good faith efforts to renegotiate or restructure the terms of the Indenture with the Noteholders, there can be no assurance that these efforts will ultimately be successful. In addition, any restructuring plan ultimately agreed upon by the Company and the Noteholders may involve implementation through a bankruptcy filing by the Company and certain of its subsidiaries. In the event that the Company and the Noteholders fail to agree on the terms of a consensual restructuring of the obligations under the Indenture during the term of the Indenture Forbearance Agreement, the Noteholders may attempt to effect an acceleration of the obligations under the Indenture. In such event, a material adverse effect on the Company and its results of operations would result and it is likely that the Company and certain of its subsidiaries would be forced to seek protection from their creditors through a bankruptcy filing.
The foregoing summary of Amendment No. 1 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment No.1 which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Amendment No. 1 has been included to provide investors with information regarding its terms. It is not intended to provide any factual information about the Company or any other signatories of the agreement. The representations, warranties and covenants contained in Amendment No. 1 were made only for purposes of that agreement and as of the specific date set forth therein, were solely for the benefit of the parties to Amendment No. 1 t and may be subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in Amendment No. 1 may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of Amendment No. 1 and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of Amendment No. 1, which subsequent developments may not be fully reflected in the Company’s public disclosure.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation.
Tropicana Entertainment, LLC (“Tropicana Entertainment”) received a Notice of Default on May 1, 2008 from Credit Suisse, as Administrative Agent, for the $1.321 billion Credit Agreement dated as of January 3, 2007 (as amended by Amendment No. 1, Consent and Waiver dated May 18, 2007) and the Forbearance Agreement, Consent and Waiver dated as of December 12, 2007 among Tropicana Entertainment, as Borrower, and the Lenders related to Tropicana Entertainment’s failure to pay interest due as provided in Section 4(a) of the agreements on April 30, 2008. The Credit Agreement, in Section VII(c), states that the failure to pay interest shall become a matured event of default if not remedied in five days.

Item 5.05	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 1, 2008, Tropicana Entertainment, LLC (“Tropicana Entertainment”) announced that Robert Kocienski has been named Senior Vice President, Chief Financial Officer and Treasurer effective immediately succeeding Theodore R. Mitchel who resigned to focus on his role as Vice President and Chief Financial Offices of affiliated company Columbia Susses Corporation. Prior to joining Tropicana Entertainment, Mr. Kocienski, who is 57 years of age, served as the Chief Financial Officer of Cosmopolitan Resort and Casino. From 2004 to 2006 he served as Chief Financial Officer of Torguson Gaming Group, Inc. and from 2003 to 2004 he served as Chief Financial Officer of Charles Town Races & Slots. A copy of the press release issued by Tropicana Entertainment on May 1, 2008 announcing Mr. Kocienski’s appointment and the resignation of Mr. Mitchel is attached as Exhibit 99.1 to this current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

Exhibit 10.1
Amendment No. 1 dated as of April 30, 2008, to the Forbearance Agreement, Consent and Waiver, effective as of April 15, 2008, by and among Tropicana Entertainment, Tropicana Finance, CP Laughlin Realty, LLC, Columbia Properties Vicksburg, LLC and certain officers of the Company, the Noteholders and WTC.

Exhibit 99.1	Press release, dated May1, 2008, issued by Tropicana Entertainment, LLC announcing the appointment of Robert Kocienski and the resignation of Theodore R. Mitchel.

Signature
     Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.
DATE: May 1, 2008,

Tropicana Entertainment, LLC, registrant
By:	/s/ William J. Yung
William J. Yung III
Chief Executive Officer

Tropicana Finance Corp., registrant
By:	/s/ William J. Yung
William J. Yung III
Chief Executive Officer

CP Laughlin Realty, LLC, registrant
By:	/s/ William J. Yung
William J. Yung III
Chief Executive Officer

Columbia Properties Vicksburg, LLC, registrant
By:	/s/ William J. Yung
William J. Yung III
Chief Executive Officer

JMBS Casino LLC, registrant
By:	/s/ Joseph A. Yung
Joseph A. Yung
Vice President

4